Exhibit 10.3

                     COUNTY

PREPARED BY, RECORDING REQUESTED BY,

AND WHEN RECORDED MAIL TO:

Michael P. Hebert, Esq.

Moore & Van Allen PLLC

100 N. Tryon Street, Suite 4700

Charlotte, North Carolina 28202-4003

OBLIGATIONS SECURED HEREBY PROVIDE FOR

A FLUCTUATING INTEREST RATE

AMENDED AND RESTATED DEED TO SECURE DEBT, SECURITY AGREEMENT,

AND ASSIGNMENT OF RENTS [GEORGIA]

by and from

THE PANTRY, INC., “Grantor”

To

WACHOVIA BANK, NATIONAL ASSOCIATION,

in its capacity as Administrative Agent, “Grantee”

Dated as of January 9, 2008

THIS AMENDED AND RESTATED DEED TO SECURE DEBT BETWEEN GRANTOR AND GRANTEE IS MADE TO SECURE LOANS TO GRANTOR FROM GRANTEE WHICH INCLUDE THE REFINANCE OF UNPAID PRINCIPAL OF $436,000,000.00 SECURED BY THE INSTRUMENTS DESCRIBED IN THE ATTACHED LENDER’S INTANGIBLE RECORDING TAX APPORTIONMENT AFFIDAVIT. IN ACCORDANCE WITH O.C.G.A. §48-6-61, THE MAXIMUM CAP OF $25,000.00 INTANGIBLE TAX HAS BEEN PAID ON PREVIOUS REFINANCING INSTRUMENTS DESCRIBED IN THE ATTACHED AFFIDAVIT AND NO FURTHER INTANGIBLE TAX IS DUE.

STATE OF GEORGIA

COUNTY OF

AMENDED AND RESTATED DEED TO SECURE DEBT, SECURITY AGREEMENT,

AND ASSIGNMENT OF RENTS

THIS AMENDED AND RESTATED DEED TO SECURE DEBT, SECURITY AGREEMENT, AND ASSIGNMENT OF RENTS (Georgia) (this “Deed to Secure Debt”) is dated as of as of January 9, 2008, by and from THE PANTRY, INC., a Delaware corporation (“Grantor”), having a mailing address at 1801 Douglas Drive, Sanford, North Carolina 27330, to WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent (“Agent”) for the lenders party to the Credit Agreement (defined below) (such lenders, together with their respective successors and assigns, collectively, the “Lenders”), having a mailing address at 201 South College Street, Charlotte, North Carolina 28288-0680 (Agent, together with its successors and assigns, “Grantee”).

RECITALS

A. Grantee is the assignee, owner and holder of those certain deeds to secure debt described on Exhibit B hereto (the “Original Deeds to Secure Debt”) and the obligations secured thereby, which encumber the properties described on Exhibit A hereto.

B. Grantor and Grantee now desire to amend and restate the Original Deeds to Secure Debt to contain all of the terms and conditions contained herein and in the Credit Agreement (as defined herein).

NOW, THEREFORE, Grantor and Grantee hereby amend and restate the Original Deeds to Secure Debt in their entirety to provide as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 Definitions. All capitalized terms used herein without definition shall have the respective meanings ascribed to them in that certain Third Amended and Restated Credit Agreement, dated as of May 15, 2007 (as may be further amended, supplemented or otherwise modified from time to time, collectively, the “Credit Agreement”), which is incorporated herein by reference, among Grantor, certain domestic subsidiaries of Grantor, the Lenders and Agent. As used herein, the following terms shall have the following meanings:

1.1.1 “Indebtedness”: (1) (a) all Credit Party Obligations of any type now existing or hereafter arising, including by way of successive reborrowings and repayments, of principal, interest and other amounts evidenced or secured by the Credit Agreement and the other Credit Documents (as defined therein), including, without limitation (i) revolving credit promissory notes of the Grantor, under which sums may be advanced, paid back and readvanced (as referenced and defined in the Credit Agreement, as amended, modified, supplemented, extended, renewed, replaced, restated or amended and restated from time to time, collectively, the “Revolving Notes”), in the aggregate original principal amount of up to $225,000,000, maturing on May 15, 2013; (ii) those certain term loan notes (as referenced and defined in the Credit Agreement, as amended, modified, supplemented, extended, renewed, replaced, restated or amended and restated from time to time, collectively, the “Term Notes”), in the aggregate principal amount of up to $450,000,000, maturing on May 15, 2014 ; (iii) letters of credit for the account of the Grantor or any other Credit Party (as referenced and defined in the Credit Agreement, as amended, modified, supplemented, extended, renewed, replaced, restated or amended and restated from time to time, collectively, the “Letters of Credit”), in the aggregate principal amount not to exceed $120,000,000, maturing not later than May 15, 2013; (v) swingline promissory notes made by the Grantor (as such note or notes are referenced and defined in the Credit Agreement, as amended, modified, supplemented, extended, renewed, replaced, restated or amended and restated from time to time, collectively, the “Swingline Notes”) in the aggregate original principal amount not to exceed $15,000,000, maturing on May 15, 2013; and (vi) those certain Incremental Facilities (as defined in the Credit Agreement), under which sums may be advanced from time to time in an amount not to exceed $200,000,000; and (b) principal, interest and other amounts that may hereafter be loaned by Agent or any of the Lenders under or in connection with the Credit Agreement or any of the other Credit Documents, whether evidenced by a promissory note or other instrument which, by its terms, is secured hereby, and (2) all other indebtedness, obligations and liabilities now or hereafter existing of any kind of Grantor to Agent, any of the Lenders and any Hedging Agreement Provider under documents that recite that they are intended to be secured by this Deed to Secure Debt (to the extent permitted by the Credit Agreement), including any obligations or liability arising under any Secured Hedging Agreements. The Revolving Notes, the Swingline Note and the Term Notes shall hereinafter collectively be called the “Notes.” Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.

1.1.2 “Property”: All of Grantor’s right, title and interest in (1) the fee simple interest in the real property described in Exhibit A attached hereto and incorporated herein by this reference, together with any greater estate therein as hereafter may be acquired by Grantor (the “Land”), (2) all improvements now owned or hereafter acquired by Grantor, now or at any time situated, placed or constructed upon the Land (the “Improvements”), (3) all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Grantor and now or hereafter attached to, installed in or used in connection with any of the Improvements or the Land, and water, gas, electrical, storm and sanitary sewer facilities and all other utilities whether or not situated in easements (the “Fixtures”), (4) all right, title and interest of Grantor in and to all goods, accounts, general intangibles, instruments, documents, chattel paper and all other personal property of any kind or character, including such items of personal property as defined in the UCC (defined below), now owned or hereafter acquired by Grantor and now or hereafter affixed to, placed upon, used in connection with, arising from or otherwise related to the Land and Improvements (the “Personalty”), (5) all reserves, escrows or impounds required under the Credit Agreement and all deposit accounts maintained by Grantor with respect to the Property, (6) all leases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant to any Person a possessory interest in, or the right to use, all or any part of the Property, together with all related security and other deposits (the “Leases”), (7) all of the rents, revenues, income, proceeds, profits, security and other types of deposits, and other benefits paid or payable by parties to the Leases for using, leasing, licensing, possessing, operating from, residing in, selling or otherwise enjoying the Property (the “Rents”), (8) all other agreements, such as construction contracts, architects’ agreements, engineers’ contracts, utility contracts, maintenance agreements, management agreements, service contracts, permits, licenses, certificates and entitlements in any way relating to the construction, use, occupancy, operation, maintenance, enjoyment or ownership of the Property (the “Property Agreements”), (9) all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing, (10) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof, (11) all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Grantor, and (12) all of Grantor’s right, title and interest in and to any awards, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to the Land, Improvements, Fixtures or Personalty. As used in this Deed to Secure Debt, the term “Property” shall mean all or, where the context permit or requires, any portion of the above or any interest therein.

1.1.3 “Obligations”: All of the agreements, covenants, conditions, warranties, representations and other obligations of Grantor (including, without limitation, the obligation to repay the Indebtedness) under the Credit Agreement and the other Credit Documents and the obligations of the Grantor or any other Credit Party under any Hedging Agreement with a Lender or an Affiliate of a Lender.

1.1.4 “UCC”: The Uniform Commercial Code of Georgia or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than Georgia, then, as to the matter in question, the Uniform Commercial Code in effect in that state.

1.1.5 “Incorporation by Reference”: The Credit Agreement and the Credit Documents and the terms contained therein are hereby incorporated by reference into this Deed to Secure Debt as if set forth verbatim. In executing this Deed to Secure Debt, Grantor agrees to be bound by all provisions of the Credit Agreement and the Credit Documents.

ARTICLE 2

GRANT

Section 2.1 Grant. For and in consideration of the sum of Ten and No/100ths Dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Grantor, and to secure the full and timely payment of the Indebtedness and the full and timely performance of the Obligations, Grantor GRANTS, BARGAINS, ASSIGNS, SELLS and CONVEYS, to Grantee the Property, subject, however, to the Permitted Encumbrances. TO HAVE AND TO HOLD the Mortgaged Property, and all parts, rights, members and appurtenances thereof, to the use, benefit and behoof of Grantee, for the benefit of Lenders and the successors and assigns of Grantee IN FEE SIMPLE forever; and Grantor covenants that Grantor is lawfully seized in fee and possessed of the Mortgaged Property as aforesaid and has good right to sell and convey the same, that the same are unencumbered except for the Permitted Encumbrances, and that Grantor and its successors and assigns will warrant and will forever defend the title thereto against the claims of all persons whomsoever, except as to the Permitted Encumbrances.

THIS CONVEYANCE is intended: (i) to operate and to be construed as a deed passing the title to the Property to Grantee, for the benefit of the Lenders, and is made under those provisions of the existing laws of the State of Georgia relating to the deeds to secure debt, and not as a mortgage, and (ii) to constitute a security agreement pursuant to the UCC.

ARTICLE 3

WARRANTIES, REPRESENTATIONS AND COVENANTS

Grantor warrants, represents and covenants to Grantee as follows:

Section 3.1 Title to Property and Security Title of this Instrument. Grantor owns the Property free and clear of any liens, claims or interests, except the Permitted Encumbrances. This Deed to Secure Debt creates a valid, enforceable first priority security title and security interests against the Property.

Section 3.2 First Priority Status. Grantor shall preserve and protect the first priority and security interest status of this Deed to Secure Debt and the other Credit Documents. If any lien or security interest other than the Permitted Encumbrances is asserted against the Property, Grantor shall promptly, and at its expense, (a) give Grantee a detailed written notice of such lien or security interest (including origin, amount and other terms), and (b) pay the underlying claim in full or take such other action so as to cause it to be released or contest the same in compliance with the requirements of the Credit Agreement (including the requirement of providing a bond or other security satisfactory to Grantee).

Section 3.3 Intentionally deleted.

Section 3.4 Replacement of Fixtures and Personalty. Grantor shall not, without the prior written consent of Grantee, permit any of the Fixtures or Personalty to be removed at any time from the Land or Improvements, unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is obsolete and is replaced by an article of equal or better suitability and value, owned by Grantor subject to the liens and security interests of this Deed to Secure Debt and the other Credit Documents, and free and clear of any other lien or security interest except such as may be permitted under the Credit Agreement or first approved in writing by Grantee.

Section 3.5 Inspection. Grantor shall permit Grantee and the Lenders, and their respective agents, representatives and employees, upon reasonable prior notice to Grantor, to inspect the Property and all books and records of Grantor located thereon, and to conduct such environmental and engineering studies as Grantee or the Lenders may require, provided that such inspections and studies shall not materially interfere with the use and operation of the Property.

Section 3.6 Other Covenants. All of the covenants in the Credit Agreement are incorporated herein by reference and, together with covenants in this Article, shall be covenants running with the land.

Section 3.7 Condemnation Awards and Insurance Proceeds.

3.7.1 Condemnation Awards. Grantor assigns all awards and compensation to which it is entitled for any condemnation or other taking, or any purchase in lieu thereof, to Grantee and authorizes Grantee to collect and receive such awards and compensation and to give proper receipts and acquittances therefor, subject to the terms of the Credit Agreement.

3.7.2 Insurance Proceeds. Grantor assigns to Grantee all proceeds of any insurance policies insuring against loss or damage to the Mortgaged Property. Grantor authorizes Grantee to collect and receive such proceeds and authorizes and directs the issuer of each of such insurance policies to make payment for all such losses directly to Grantee, instead of to Grantor and Grantee jointly.

ARTICLE 4

DEFAULT AND FORECLOSURE

Section 4.1 Remedies. If an Event of Default exists, Grantee may, at Grantee’s election, exercise any or all of the following rights, remedies and recourses:

4.1.1 Acceleration. Declare the Indebtedness to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Grantor), whereupon the same shall become immediately due and payable.

4.1.2 Entry on Property. Enter the Property and take exclusive possession thereof and of all books, records and accounts relating thereto or located thereon. If Grantor remains in possession of the Property after an Event of Default and without Grantee’s prior written consent, Grantee may invoke any legal remedies to dispossess Grantor.

4.1.3 Operation of Property. Hold, lease, develop, manage, operate or otherwise use the Property upon such terms and conditions as Grantee may deem reasonable under the circumstances (making such repairs, alternations, additions and improvements and taking other actions, from time to time, as Grantee deems necessary or desirable), and apply all Rents and other amounts collected by Grantee in connection therewith in accordance with the provisions of Section 4.7.

4.1.4 Exercise Power of Sale. Sell the Property or any part of the Property at public sale or sales before the door of the courthouse of the County in which the Property or any part of the Property is situated, to the highest bidder for cash free from equity of redemption, and any statutory or common law right of redemption, homestead, dower, marital share and all other exemptions, in order to pay the Indebtedness, including, without limitation, all accrued, unpaid interest thereon, and all expenses of the sale and of all proceedings in connection therewith, including reasonable attorney’s fees, after advertising the time, place and terms of sale once a week for four (4) weeks immediately preceding such sale (but without regard to the number of days) in a newspaper in which Sheriff’s sales are advertised in said County. The foregoing notwithstanding, Grantee may sell, or cause to be sold, any tangible or intangible personal property, or any part thereof, and which constitutes a part of the security hereunder in the foregoing manner, or as may otherwise be provided by law, including the UCC. With respect to any notices required or permitted by the UCC, Grantor agrees that to the extent the UCC shall require prior notice, five (5) days’ prior written notice shall be deemed commercially reasonable. Grantee may bid and purchase at any such sale and may satisfy Grantee’s obligation to purchase pursuant to Grantee’s bid by canceling an equivalent portion of any Indebtedness then outstanding and secured hereby. At any such sale, Grantee may execute and deliver to the purchaser a conveyance of the Property or any part of the Property in fee simple with full warranties of title and, to this end, Grantor hereby constitutes and appoints Grantee the agent and attorney in fact of Grantor to make such sale and conveyance, and thereby to divest Grantor of all right, title and equity that Grantor may have in and to the Property and to vest the same in the purchaser or purchasers at such sale or sales, and all the acts and doings of said agent and attorney in fact are hereby ratified and confirmed and any recitals in said conveyance or conveyances as to facts essential to a valid sale shall be binding on Grantor. The aforesaid power of sale and agency hereby granted are coupled with an interest and are irrevocable by death or otherwise, are granted as cumulative of the other remedies provided by law for collection of the indebtedness secured hereby and shall not be exhausted by one exercise thereof but may be exercised until full payment of all sums secured hereby.

4.1.5 Receiver. Make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Grantor or regard to the adequacy of the Property for the repayment of the Indebtedness, the appointment of a receiver of the Property, and Grantor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of Section 4.7.

4.1.6 Other. Exercise all other rights, remedies and recourses granted under the Credit Documents or otherwise available at law or in equity.

Section 4.2 Separate Sales. The Property may be sold in one or more parcels and in such manner and order as Grantee in its sole discretion may elect. Multiple sales are hereby expressly authorized and the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales, until all the Property is sold or the Obligations are satisfied in full.

Section 4.3 Remedies Cumulative, Concurrent and Nonexclusive. Grantee and the Lenders shall have all rights, remedies and recourses granted in the Credit Documents and available at law or equity (including the UCC), which rights (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Grantor or others obligated under the Credit Documents, or against the Property, or against any one or more of them, at the sole discretion of Grantee or the Lenders, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Grantee or the Lenders in the enforcement of any rights, remedies or recourses under the Credit Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

Section 4.4 Release of and Resort to Collateral. Grantee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Property, any part of the Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the security title or security interest created in or evidenced by the Credit Documents or their status as a first and prior security title and security interest in and to the Property. For payment of the Indebtedness, Grantee may resort to any other security in such order and manner as Grantee may elect.

Section 4.5 Notice and Marshalling of Assets. To the fullest extent permitted by law, Grantor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Grantor by virtue of any present or future statute of limitations or law or judicial decision exempting the Property from attachment, levy or sale on execution or providing for any stay of execution, exemption from civil process, redemption or extension of time for payment, (b) all notices of any Event of Default or of Grantee’s election to exercise or the actual exercise of any right, remedy or recourse provided for under the Credit Documents, and (c) any right to a marshalling of assets or a sale in inverse order of alienation.

Section 4.6 Discontinuance of Proceedings. If Grantee or the Lenders shall have proceeded to invoke any right, remedy or recourse permitted under the Credit Documents and shall thereafter elect to discontinue or abandon it for any reason, Grantee or the Lenders shall have the unqualified right to do so and, in such an event, Grantor, Grantee, and the Lenders shall be restored to their former positions with respect to the Indebtedness, the Obligations, the Credit Documents, the Property and otherwise, and the rights, remedies, recourses and powers of Grantee and the Lenders shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Grantee or the Lenders thereafter to exercise any right, remedy or recourse under the Credit Documents for such Event of Default.

Section 4.7 Allocation of Proceeds. The proceeds of each sale by Agent hereunder shall be applied first to the costs and expenses of the sale and of all proceedings in connection therewith (including without limitation reasonable attorney’s fees of Agent’s attorney in connection therewith if collected by or through any attorney at law), then to the payment of the balance of the Indebtedness, and the remainder, if any, shall be paid to Grantor or to the parties entitled thereto by law. If the proceeds of any sale are not sufficient to pay the Indebtedness in full, Agent shall determine, at Agent’s option and in Agent’s discretion, the portions of the Indebtedness to which the proceeds (after deducting therefrom the costs and expenses of the sale and all proceedings in connection therewith) shall be applied and in what order the proceeds shall be so applied. Grantor covenants and agrees that, in the event of any sale pursuant to the agency and power herein granted, Grantor shall be and become a tenant holding over and shall deliver possession of the Premises, or the part thereof or interest therein sold, to the purchaser or purchasers at the same or be summarily dispossessed in accordance with the provisions of law applicable to tenants holding over.

Section 4.8 Occupancy After Foreclosure. Any sale of the Property or any part thereof in accordance with Section 4.1.4 will divest all right, title and interest of Grantor in and to the property sold. Subject to applicable law, any purchaser at a foreclosure sale will receive immediate possession of the property purchased. If Grantor retains possession of such property or any part thereof subsequent to such sale, Grantor will be considered a tenant at sufferance of the purchaser, and will, if Grantor remains in possession after demand to remove, be subject to eviction and removal, forcible or otherwise, with or without process of law.

Section 4.9 Additional Advances and Disbursements; Costs of Enforcement.

4.9.1 If any Event of Default exists, Grantee and each of the Lenders shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Grantor. All sums advanced and expenses incurred at any time by Grantee or any Lender under this Section, or otherwise under this Deed to Secure Debt or any of the other Credit Documents or applicable law, shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the rate or rates at which interest is then computed on the Indebtedness, and all such sums, together with interest thereon, shall be secured by this Deed to Secure Debt.

4.9.2 Grantor shall pay all expenses (including reasonable attorneys’ fees and expenses if collected by or through an attorney at law) incidental to the and enforcement of this Deed to Secure Debt and the other Credit Documents.

Section 4.10 No Grantee in Possession. Neither the enforcement of any of the remedies under this Article, the assignment of the Rents and Leases under Article 5, the security interests under Article 6, nor any other remedies afforded to Grantee under the Credit Documents, at law or in equity shall cause Grantee or any Lender to be deemed or construed to be a mortgagee in possession of the Property, to obligate Grantee or any Lender to lease the Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

Section 4.11. Due on Sale. Without the prior written consent of Grantee thereto (which consent may be granted or withheld at Grantee’s sole and absolute discretion) and the recordation of such consent in the public deed records in the Office of the Clerk of the Superior Court of the County in which the Premises or any part thereof is located, prior to the cancellation, satisfaction and release by Grantee of this Security Deed, neither Grantor nor any party comprising Grantor shall grant, bargain, sell, convey, transfer, assign or exchange all or any portion of the Premises or the interest of Grantor or such other party in the Premises and a violation of this provision shall constitute an Event of Default.

ARTICLE 5

ASSIGNMENT OF RENTS AND LEASES

Section 5.1 Assignment. In furtherance of and in addition to the assignment made by Grantor in Section 2.1 of this Deed to Secure Debt, Grantor hereby absolutely and unconditionally assigns, sells, transfers and conveys to Grantee all of its right, title and interest in and to all Leases, whether now existing or hereafter entered into, and all of its right, title and interest in and to all Rents and liquidated damages following default under such leases, and all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability caused by damage to any part of the Property, together with any and all rights that Grantor may have against any tenant under such leases or any subtenants or occupants of any part of the Property and any award made hereafter to Grantor in any court proceeding involving any of the tenants or in any bankruptcy, insolvency, or reorganization proceedings in any state or federal court, and all payments by tenants in lieu of rent. If permitted under applicable law, this assignment is an absolute assignment and not merely an assignment for additional security. So long as no Event of Default shall have occurred and be continuing, Grantor shall have a revocable license from Grantee to exercise all rights extended to the landlord under the Leases, including the right to receive and collect all Rents and to hold the Rents in trust for use in the payment and performance of the Obligations and to otherwise use the same. The foregoing license is granted subject to the conditional limitation that no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Obligations or solvency of Grantor, the license herein granted shall automatically expire and terminate, without notice by Grantee (any such notice being hereby expressly waived by Grantor).

Section 5.2 Perfection Upon Recordation. Grantor acknowledges that Grantee has taken all actions necessary to obtain, and that upon recordation of this Deed to Secure Debt Grantee shall have, to the extent permitted under applicable law, a valid and fully perfected first priority present assignment of the Rents arising out of the Leases and all security for such Leases. Grantor acknowledges and agrees that upon recordation of this Deed to Secure Debt Grantee’s interest in the Rents shall be deemed to be fully perfected, “choate” and enforced as to Grantor and all third parties, including, without limitation, any subsequently appointed trustee in any case under Title 11 of the United States Code (the “Bankruptcy Code”), without the necessity of commencing a foreclosure action with respect to this Deed to Secure Debt, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.

Section 5.3 Bankruptcy Provisions. Without limitation of the absolute nature of the assignment of the Rents hereunder, Grantor and Grantee agree that (a) this Deed to Secure Debt shall constitute a “security agreement” for purposes of Section 552(b) of the Bankruptcy Code, (b) the security interest created by this Deed to Secure Debt extends to property of Grantor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy.

Section 5.4 No Merger of Estates. So long as part of the Indebtedness and the Obligations secured hereby remain unpaid and undischarged, the fee and leasehold estates to the Property shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Grantor, Grantee, any tenant or any third party by purchase or otherwise.

ARTICLE 6

SECURITY AGREEMENT

Section 6.1 Security Interest. This Deed to Secure Debt constitutes a “Security Agreement” on personal property within the meaning of the UCC and other applicable law and with respect to the Personalty, Fixtures, Leases, Rents and Property Agreements. To this end, Grantor grants to Grantee a first and prior security interest in the Personalty, Fixtures, Leases, Rents and Property Agreements and all other Property which is personal property to secure the payment of the Indebtedness and performance of the Obligations, and agrees that Grantee shall have all the rights and remedies of a secured party under the UCC with respect to such property. Any notice of sale, disposition or other intended action by Grantee with respect to the Personalty, Fixtures, Leases, Rents and Property Agreements sent to Grantor at least five (5) days prior to any action under the UCC shall constitute reasonable notice to Grantor.

Section 6.2 Financing Statements. Grantee may prepare, in form and substance satisfactory to Grantee, such financing statements and such further assurances as Grantee may, from time to time, reasonably consider necessary to create, perfect and preserve Grantee’s security interest hereunder and Grantee may cause such statements and assurances to be recorded and filed without the signature of Grantor, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest. Grantor represents and warrants that the exact legal name and address of the Grantor are as set forth in the first paragraph of this Deed to Secure Debt; and a statement indicating the types, or describing the items, of collateral is set forth hereinabove. Grantor represents and warrants that the location of the collateral that is Personalty is upon the Land. Grantor covenants to furnish Grantee with notice of any change in the name, identity, corporate structure, residence, principal place of business or mailing address of Grantor within ten (10) days of the effective date of any such change and Grantor agrees Grantee may file, without Grantor’s signature, any financing statements or other instruments deemed necessary by Grantee to prevent any filed financing statement from becoming misleading or losing its perfected status.

ARTICLE 7

MISCELLANEOUS

Section 7.1 Notices. Any notice required or permitted to be given under this Deed to Secure Debt shall be given in accordance with the provisions of the Credit Agreement, to the addresses of the parties first set forth above.

Section 7.2 Covenants Running with the Land. All Obligations contained in this Deed to Secure Debt are intended by Grantor and Grantee to be, and shall be construed as, covenants running with the Property. As used herein, “Grantor” shall refer to the party named in the first paragraph of this Deed to Secure Debt and to any subsequent owner of all or any portion of the Property. All Persons who may have or acquire an interest in the Property shall be deemed to have notice of, and be bound by, the terms of the Credit Agreement and the other Credit Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Grantee.

Section 7.3 Attorney-in-Fact. Grantor hereby irrevocably appoints Grantee and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time in the Grantee’s discretion (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Grantee deems appropriate to protect Grantee’s interest, if Grantor shall fail to do so within ten (10) days after written request by Grantee, (b) upon the issuance of a deed pursuant to the foreclosure of this Deed to Secure Debt or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Personalty, Fixtures and Property Agreements in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Grantee’s security interests and rights in or to any of the Property, and (d) while any Event of Default exists, to perform any obligation of Grantor hereunder, however: (1) Grantee shall not under any circumstances be obligated to perform any obligation of Grantor; (2) any sums advanced by Grantee in such performance shall be added to and included in the Indebtedness and shall bear interest at the rate or rates at which interest is then computed on the Indebtedness; (3) Grantee as such attorney-in-fact shall only be accountable for such funds as are actually received by Grantee; and (4) Grantee shall not be liable to Grantor or any other person or entity for any failure to take any action which it is empowered to take under this Section.

Grantor hereby ratifies and approves all acts of said attorney; and so long as the attorney acts in good faith it shall have no liability to Grantor for any act or omission as such attorney.

Section 7.4 Successors and Assigns. This Deed to Secure Debt shall be binding upon and inure to the benefit of Grantee, the Lenders, and Grantor and their respective successors and assigns. Grantor shall not, without the prior written consent of Grantee, assign any rights, duties or obligations hereunder.

Section 7.5 No Waiver. Any failure by Grantee to insist upon strict performance of any of the terms, provisions or conditions of the Credit Documents shall not be deemed to be a waiver of same, and Grantee or the Lenders shall have the right at any time to insist upon strict performance of all of such terms, provisions and conditions.

Section 7.6 Credit Agreement. If any conflict or inconsistency exists between this Deed to Secure Debt and the Credit Agreement, the Credit Agreement shall govern.

Section 7.7 Release or Reconveyance. Upon payment in full of the Indebtedness and performance in full of the Obligations, Grantee, at Grantor’s expense, shall release the security title and security interests created by this Deed to Secure Debt. In addition, as long as no Event of Default has occurred and is then continuing or would be caused thereby, if Grantor sells or transfers for value any portion of the Property as permitted under the Credit Agreement, Grantee shall release the liens and security interests created by this Deed to Secure Debt on such Property or reconvey such Property to Grantor, concurrently with the consummation of such sale or other transfer. Such release or reconveyance shall be at Grantor’s sole cost and expense, and only upon not less than thirty days’ prior written notice to Grantee.

Section 7.8 Waiver of Stay, Moratorium and Similar Rights. Grantor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Deed to Secure Debt or the Indebtedness secured hereby, or any agreement between Grantor and Grantee or any rights or remedies of Grantee or the Lenders.

Section 7.9 Applicable Law. The provisions of this Deed to Secure Debt regarding the creation, perfection and enforcement of the liens and security interests herein granted shall be governed by and construed under the laws of the state in which the Property is located. All other provisions of this Deed to Secure Debt and the Obligations shall be governed by the laws of the State of New York (including, without limitation, Section 5-1401 of the General Obligations Law of the State of New York), without regard to conflicts of laws principles.

Section 7.10 Headings. The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

Section 7.11 Entire Agreement. This Deed to Secure Debt and the other Credit Documents embody the entire agreement and understanding between Grantee and Grantor and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Credit Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

Section 7.12 Suretyship Waivers.

7.12.1 Grantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment and performance in full of the Obligations. In furtherance of the foregoing and without limiting the generality thereof, Grantor agrees that Grantee may from time to time, without notice or demand and without affecting the validity or enforceability of this Deed to Secure Debt or giving rise to any limitation, impairment or discharge of Grantor’s liability hereunder, (A) renew, extend, accelerate or otherwise change the time, place, manner or terms of payment of the Obligations, (B) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations, (C) request and accept guaranties of the Obligations and take and hold other security for the payment of the Obligations, (D) release, exchange, compromise, subordinate or modify, with or without consideration, any other security for payment of the Obligations, any guaranties of the Obligations, or any other obligation of any Person with respect to the Obligations, (E) enforce and apply any other security now or hereafter held by or for the benefit of Lenders in respect of the Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that Grantee may have against any such security, as Grantee in its discretion may determine consistent with this Deed to Secure Debt and any other Credit Document, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and (F) exercise any other rights available to Grantee under the other Credit Documents, at law or in equity. Grantor further agrees that this Deed to Secure Debt and the obligations of Grantor hereunder shall be valid and enforceable and shall not be subject to any limitation, impairment or discharge for any reason (other than payment in full of the Obligations), including without limitation the occurrence of any of the following, whether or not Grantor shall have had notice or knowledge of any of them: (i) any failure to assert or enforce or agreement not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy with respect to the Obligations or any agreement relating thereto, or with respect to any guaranty of or other security for the payment of the Obligations, (ii) any waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including without limitation provisions relating to events of default) of the Credit Agreement, any of the other Credit Documents or any agreement or instrument executed pursuant thereto, or of any guaranty or other security for the Obligations, (iii) the Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect, (iv) the application of payments received from any source to the payment of indebtedness other than the Obligations, even though Lenders might have elected to apply such payment to any part or all of the Obligations, (v) any failure to perfect or continue perfection of a security interest in any other collateral which secures any of the Obligations, (vi) any defenses, set-offs or counterclaims that Grantor may allege or assert against Grantee in respect of the Obligations, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury, and (vii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of Grantor as an obligor in respect of the Obligations.

7.12.2 Grantor waives, for the benefit of Grantee: (i) any right to require Grantee, as a condition of payment or performance by Grantor, to (A) proceed against any guarantor of the Obligations or any other Person, (B) proceed against or exhaust any other security held from any other Person, (C) proceed against or have resort to any balance of any deposit account or credit on the books of Grantee in favor of any other Person, or (D) pursue any other remedy in the power of Grantee whatsoever; (ii) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Grantor including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Grantor from any cause other than payment in full of the Obligations; (iii) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (iv) any defense based upon Grantee’s errors or omissions in the administration of the Obligations, except behavior which amounts to bad faith; (v) (A) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Deed to Secure Debt and any legal or equitable discharge of Grantor’s obligations hereunder, (B) the benefit of any statute of limitations affecting Grantor’s liability hereunder or the enforcement hereof, (C) any rights to set-offs, recoupments and counterclaims, and (D) promptness, diligence and any requirement that Lender protect, secure, perfect or insure any other security interest or lien or any property subject thereto; (vi) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, notices of default under the Credit Agreement or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Obligations or any agreement related thereto, and notices of any of the matters referred to in the preceding paragraph and any right to consent to any thereof; and (vii) to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Deed to Secure Debt or the Credit Agreement.

7.12.3. GRANTOR HEREBY EXPRESSLY WAIVES ANY RIGHT GRANTOR MAY HAVE UNDER THE CONSTITUTION OF THE STATE OF GEORGIA OR THE CONSTITUTION OF THE UNITED STATES OF AMERICA TO NOTICE OR TO A JUDICIAL HEARING PRIOR TO THE EXERCISE OF ANY RIGHT OR REMEDY PROVIDED TO GRANTEE BY THIS SECURITY DEED, AND WAIVES GRANTOR’S RIGHTS, IF ANY, TO SET ASIDE OR INVALIDATE ANY SALE UNDER POWER DULY CONSUMMATED IN ACCORDANCE WITH THE PROVISIONS OF THIS SECURITY DEED ON THE GROUND (IF SUCH BE THE CASE) THAT THE SALE WAS CONSUMMATED WITHOUT PRIOR NOTICE OR JUDICIAL HEARING OR BOTH. GRANTOR FURTHER HEREBY EXPRESSLY WAIVES ALL HOMESTEAD EXEMPTION RIGHTS, IF ANY, WHICH GRANTOR OR GRANTOR’S FAMILY MAY HAVE PURSUANT TO THE CONSTITUTION OF THE UNITED STATES, IN AND TO THE PREMISES AS AGAINST THE COLLECTION OF THE INDEBTEDNESS, OR ANY PART THEREOF. ALL WAIVERS BY GRANTOR IN THIS PARAGRAPH HAVE BEEN MADE VOLUNTARILY, INTELLIGENTLY AND KNOWINGLY BY GRANTOR, AFTER GRANTOR HAS BEEN AFFORDED AN

OPPORTUNITY TO BE INFORMED BY COUNSEL OF GRANTOR’S CHOICE AS TO POSSIBLE ALTERNATIVE RIGHTS. GRANTOR’S EXECUTION OF THIS SECURITY DEED SHALL BE CONCLUSIVE EVIDENCE OF THE WAIVER AND THAT SUCH WAIVER HAS BEEN VOLUNTARILY, INTELLIGENTLY AND KNOWINGLY MADE.

[Remainder of Page Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, Grantor has on the date set forth in the acknowledgement hereto, effective as of the date first above written, caused this instrument to be signed in its corporate name by its duly authorized officers AND DELIVERED by authority of its board of directors duly given.

Sworn to and subscribed before me	THE PANTRY, INC.
this day of , 20__.

	By:	(SEAL)
Unofficial Witness		Name: Frank G. Paci
Title: Sr. Vice President – Finance,
Chief Financial Officer and Secretary
Notary Public
(Corporate seal affixed)
My commission expires:

(Notarial seal affixed)

EXHIBIT A

EXHIBIT B

ORIGINAL DEEDS TO SECURE DEBT

STATE OF GEORGIA

Deed to Secure Debt, Security Agreement, and Assignment of Rents

EXHIBIT B

ORIGINAL SECURITY INSTRUMENTS

STATE OF GEORGIA

Deed to Secure Debt, Security Agreement, and Assignment of Rents

Store # of Stores Currently Owned & Covered by Original Security Instrument	County	Book	Page	Date Recorded
3520	Chattooga	440	44	10/30/03
3265	Columbia	3618	192	4/30/03
3522	Floyd	1834	770	11/03/03
3313	Habersham	601	400	5/21/03
3255	Richmond	853	1018	4/30/03
3507, 3509, 3534	Walker	1208	575	10/31/03
3525, 3530	Whitfield	4096	338	10/31/03